Exhibit 10.1
GUARANTY
THIS GUARANTY (this "Guaranty"), dated as of March 24, 2015, is made by TRINITY MEYER UTILITY STRUCTURES, LLC, a Delaware limited liability company (the "Guarantor"), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (together with all successors and assigns thereto, the "Administrative Agent") for each of the Lender Parties.

WITNESSETH:
WHEREAS, pursuant to a Third Amended and Restated Credit Agreement dated as of October 20, 2011 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Trinity Industries, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties to the Credit Agreement (the "Lenders") and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the Lenders have agreed to extend commitments to make Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower; and

WHEREAS, as a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to, and the Letters of Credit issued from time to time for the account of, the Borrower and its Subsidiaries by the Lenders and the Issuing Bank, as the case may be, pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to, and to induce the Issuing Bank to issue the Letters of Credit (for the account of, the Borrower and its Material Subsidiaries pursuant to the Credit Agreement and the Lender Parties to extend financial accommodations, the Guarantor agrees, for the benefit of each Lender Party, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01     Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
"Administrative Agent" is defined in the preamble.
"Borrower" is defined in the first recital.
"Credit Agreement" is defined in the first recital.
"Guarantor" is defined in the preamble.
"Guaranty" is defined in the preamble.
"Lender Party" means, as the context may require, any Lender, any Agent, any Issuing Bank, and each of its respective successors, transferees and assigns.
"Lenders" is defined in the first recital.
"Loan Parties" means, collectively, the Borrower, the Guarantor and any other Subsidiary of the Borrower which executes a Loan Document, and "Loan Party" means any one of the foregoing.

"Obligations" means all the Lender Indebtedness.
Section 1.02    Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE 2
GUARANTY PROVISIONS
Section 2.01    Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably
(a)guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(4) of the United States Bankruptcy Code, 11 U.S.C. §362(4), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and
(b)indemnifies each Lender Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty;
provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand, or enforce any remedy whatsoever against the Borrower or any other Loan Party (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.
Section 2.02    Acceleration of Guaranty. The Guarantor agrees that, in the event that the Obligations have been accelerated pursuant to ARTICLE VII of the Credit Agreement, the Guarantor will pay to the Administrative Agent for itself and as agent for the Lender Parties forthwith the full amount of all such Obligations.
Section 2.03    Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Loan Party has been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Revolving Commitments shall have terminated and all Letters of Credit shall have terminated or expired. The Guarantor guarantees that the Obligations of the Borrower and each other Loan Party will be paid strictly in accordance with the terms of the Credit Agreement, each other Loan Document and each applicable Hedging Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
(c)any lack of validity, legality or enforceability of the Credit Agreement, any other Loan Document or any Hedging Agreement;
(d)the failure of any Lender Party
(i)to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, any Hedging Agreement or otherwise, or
(ii)to exercise any right or remedy against any other guarantor of any Obligations of the Borrower or any other Loan Party;
(e)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Loan Party, or any other extension, compromise, or renewal of any Obligation of the Borrower or any other Loan Party;

(f)any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Loan Party for any reason (other than indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;
(g)any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement;
(h)any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of the Borrower or any other Loan Party; or
(i)any other circumstance (other than indefeasible payment in full in cash of the Obligations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety, or any guarantor.
Section 2.04    Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, all as though such payment had not been made.
Section 2.05    Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Loan Party and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Loan Party or any other Person (including any other guarantor) or any collateral securing the Obligations of the Borrower or any other Loan Party, as the case may be.
Section 2.06    Waiver of Subrogation. Until the indefeasible payment in full in cash of all Obligations and the termination or expiration of all Revolving Commitments and Letters of Credit, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Loan Party or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent for the benefit of the Lender Parties to be credited and applied to the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.01    Representations and Warranties. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.
Section 3.02    Organization; Powers. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.03    Authorization; Enforceability. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it are within the Guarantor's corporate, partnership or limited liability company powers (as applicable), and have been duly authorized by all necessary corporate, partnership or limited liability company action (as applicable), and if required and applicable, stockholder action. This Guaranty has been duly executed and delivered by the Guarantor and constitutes, and each other Loan Document executed or to be executed by the Guarantor, when executed and delivered by the Guarantor, will constitute, a legal, valid and binding obligation of the Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04    Approvals; No Conflicts. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it, (a) do not require any approval of any Governmental Authority or other third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created in connection with this Guaranty, (b) will not violate any applicable Governmental Rule or the articles of organization, formation or incorporation (or comparable document), bylaws, operating agreement, partnership agreement, limited liability company agreement or similar documents (as applicable) of the Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon the Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of the Guarantor except Liens created under the Loan Documents.
Section 3.05    Benefit to the Guarantor. The Guarantor is a wholly-owned subsidiary of the Borrower; and the Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, the Guarantor; and the Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower.
Section 3.06    Litigation Matters. Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties, businesses, assets or revenues, (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that question the validity or enforceability of any Loan Documents or seek to enjoin or prevent the Transactions. Since the date of this Guaranty, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 3.07    Solvency. Immediately after entering into this Guaranty, the Guarantor will be Solvent. As used herein, the term "Solvent" means, with respect to the Guarantor, a condition under which (a) the fair market value of the Guarantor's assets is, on the date of determination greater than the total amount of the Guarantor's liabilities (including contingent and unliquidated liabilities) at such time; and (b) the Guarantor is able to pay all of its liabilities as such liabilities mature. For purposes of this definition (i) the amount of the Guarantor's contingent or unliquidated liabilities at any time shall be the amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.
Section 3.08    Credit Agreement Representations. All representations and warranties made by the Borrower with respect to the Guarantor set forth in ARTICLE III of the Credit Agreement are true and correct in all respects as of the date hereof.
ARTICLE 4
COVENANTS, ETC.
Section 4.01    Covenants. Until the payment in full in cash of all Obligations and the termination or expiration of all Revolving Commitments and Letters of Credit, the Guarantor covenants and agrees that the Guarantor will perform, comply with, observe and fulfill each of the covenants, agreements and obligations contained in the Credit Agreement, including without limitation, ARTICLE V and ARTICLE VI of the Credit Agreement, pertaining or otherwise applicable to the Guarantor in its capacity as a Loan Party and a Subsidiary. The Guarantor hereby irrevocably and unconditionally agrees to be bound by such covenants, agreements and obligations applicable to it in such capacities as if the Guarantor were a party to the Credit Agreement and such covenants, agreements, and obligations applicable to it in such capacities are hereby reaffirmed by the Guarantor.
ARTICLE 5
MISCELLANEOUS PROVISIONS
Section 5.01    Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
Section 5.02    Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent, each other Lender Party and their respective successors, transferees and assigns permitted by Section 9.04 of the Credit Agreement.
Section 5.03    Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with Section 9.02 (b) of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 5.04    Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including telecopy communication) and mailed or telecopied or delivered to it, addressed to it at the address set forth below its signature hereto, or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall be effective as provided in Section 9.01 of the Credit Agreement.
Section 5.05    No Waiver Remedies. In addition to, and not in limitation of, Section 2.03 and Section 2.04 , no failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 5.06    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.
Section 5.07    Setoff. If an Event of Default shall have occurred and be continuing, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender Party to or for the credit or the account of the Guarantor or any of its Subsidiaries against any of and all the obligations of Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender Party shall have made any demand under this Guaranty and although such obligations may be unmatured; provided, however, that any such set-off and application shall be subject to the provisions of Section 2.18 of the Credit Agreement.
Section 5.08    Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 5.09    GOVERNING LAWS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE

CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.
Section 5.10    WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY HEDGING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH LENDER PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 5.11    NO ORAL AGREEMENTS. THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
TRINITY MEYER UTILITY STRUCTURES, LLC,
a Delaware limited liability company

By: /s/ Gail M. Peck
Name:    Gail M. Peck
Title:    Vice President & Treasurer

Address:	2525 Stemmons Freeway
Dallas, Texas 75207

Attention:	Gail M. Peck

Telecopy:	214-589-8824 ]